UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 1, 2007
(Date of earliest event reported)
TEMPLE-INLAND INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08634	75-1903917
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1300 MoPac Expressway South, Austin, Texas 78746
(Address of Principal Executive Offices, including Zip code)
(512) 434-5800
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01. Other Events.
SIGNATURE

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On April 1, 2007, as part of its previously announced transformation plan, the Board of Directors of Temple-Inland appointed Doyle R. Simons as Chairman of the Board and Chief Executive Officer of Temple-Inland and J. Patrick Maley III as President and Chief Operating Officer and a director of Temple-Inland. These appointments are subject to and will be effective upon completion of the spin offs of Forestar Real Estate Group Inc. and Guaranty Financial Services Inc., which are expected to occur near the end of the year.
     Mr. Simons, 43, is currently Executive Vice President of Temple-Inland, a position he has held since February 2005. Mr. Simons previously served as Chief Administrative Officer from November 2003 to February 2005, as Vice President, Administration from November 2000 to November 2003 and as Director of Investor Relations from 1994 through 2003. Mr. Simons holds a Bachelor of Business Administration degree from Baylor University and a Juris Doctor from The University of Texas and has completed the Stanford University Executive Program. Mr. Simons has no family relationship with any of the directors or officers of Temple-Inland. Mr. Simons is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.
     Mr. Maley, 45, is currently Executive Vice President — Paper, a position he has held since November 2004 following his appointment as Group Vice President in May 2003. Prior to joining Temple-Inland, Mr. Maley served in various capacities from 1992 to 2003 at International Paper, including director of manufacturing for the containerboard and kraft division. Mr. Maley holds a Bachelor of Science degree in Chemical Engineering from Michigan Technology University and has completed extensive leadership and functional skill training and development. Mr. Maley has no family relationship with any of the directors or officers of Temple-Inland. Mr. Maley is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.
     At this time, the Company has not entered into any material plan, contract, or arrangement with Mr. Simons or Mr. Maley or made any determination with respect to any grant or award to either of them under any plan, contract, or arrangement in connection with their respective appointments. If and when any such matters are determined, the Company will amend this Current Report on Form 8-K to disclose such information.
Item 8.01. Other Events.
     On April 2, 2007, the Company announced that as part of its previously announced transformation plan, Kenneth R. Dubuque will remain President, Chief Executive Officer, and a director of Guaranty Financial Services following its spin off. James M. DeCosmo will remain President, Chief Executive Officer and a director of Forestar Real Estate Group following its spin off. Kenneth M. Jastrow II will continue as Chairman and Chief Executive Officer of Temple-Inland until completion of the spin offs when he will become the Non-Executive Chairman of the Board of both Guaranty Financial Services and Forestar Real Estate Group.

SIGNATURE
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEMPLE-INLAND INC.
Date: April 2, 2007	By:	/s/ Doyle R. Simons
		Name:	Doyle R. Simons
		Title:	Executive Vice President

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